UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 18, 2016

Elite Data Services, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4447 N. Central Expressway, Suite 110-135 Dallas, TX 75205
(Address of principal executive offices)

(972) 885-3981
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations about the Company's future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in "Risk Factors" in the Company's recent Annual Report on Form 10-K, and the Company's recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

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Item 1.01 Entry into a Material Definitive Agreement

Note and Share Cancellation and Exchange Agreement

On May 18, 2016, the Elite Data Services, Inc. (the "Company") Company and Baker Myers and Associates LLC, a Nevada limited liability company ("Baker Myers," an entity owned by Sarah Myers, the President, Chief Operating Officer and Director of the Company) executed a Note and Share Cancellation and Exchange Agreement (the "Share Exchange Agreement"), with respect to that certain unsecured Promissory Note (the "Original Baker Myers Note") dated on or about January 13, 2013, in the original amount of $587,500 (the "Original Amount"), pursuant to which Baker Myers agreed to forego and waive any and all right in, entitlement to or interest in (A) a total of $87,500 in principal, a total of $92,465 in accrued interest, late charges, reimbursable attorneys' fees, reimbursable expenses and any other sums due and payable under the Original Baker Myers Note totaling $179,952 (the "Cancelled Amount") as of the date of execution (the "Effective Date"), any future payments due under the Original Baker Myers Note and all or any other of Baker Myers's rights under the Cancelled Amount of the Original Baker Myers Note, thereby extinguishing and canceling the Cancelled Amount of the Original Baker Myers Note and terminating any and all of Company's obligations thereunder, (B) the Shares (hereinafter also referred to as the "Cancelled Shares") in exchange for the issuance an Option Agreement (the "Option Agreement"), registered in the Baker Myers's name to purchase up to a certain number of membership interests (the "EDM Membership Interest") of Elite Data Marketing LLC, a Florida limited liability company (the "EDM"), in an amount totaling one hundred percent (100%) of the ownership interest in EDM (the "Option 1"), (B) the issuance by Company to Baker Myers of a three-year "cashless" common stock purchase warrant (the "Warrant No. BM-1") for the right to purchase a total of 3,000,000 shares of Series B Preferred Stock of the Company (the "Preferred Warrant Shares"), at a purchase price of $0.001 per share, with certain rights and preferences as set forth in the certificate of designation (the "Certificate of Designation of Series B Preferred), in exchange for the Cancelled Shares, as referenced in the Share Exchange Agreement, and (C) the issuance of an amended and restated convertible redeemable note (the "Redeemable Note") in the aggregate principal face amount of Five Hundred Thousand Dollars (US$500,000), at ten percent (10%) interest per annum commencing on date of execution (the "Effective Date"), due and payable by the Company in eight (8) separate equal quarterly payments of Sixty-Two Thousand Five Hundred Dollars (USD $62,500), plus accrued interest to date, due on the first day of each quarter beginning on the date of the first quarter following the date of execution of this Original Baker Myers Note, convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, subject to aggregate conversion limitations of 4.99% and other terms and conditions set forth therein.

In addition, each of the agreements contains customary representations and warranties provisions.

The foregoing description of the Note and Share Cancellation and Exchange Agreement, Option Agreement and Warrant Agreement are qualified in its entirety by reference to the Note and Share Cancellation and Exchange Agreement, Option Agreement and Warrant Agreement filed as Exhibit 10.69 to this report and incorporated herein by reference.

Sixth Amendment to Line of Credit

On May 18, 2016, the Company and Sarh Myers, an individual (and also the President, Chief Operating Officer and Director of the Company) ("Myers") executed the Sixth Amendment to the Line of Credit Agreement (the "Sixth Amendment"), pursuant to which the parties mutually agreed to cancel and otherwise terminate the effectiveness of Revolving Line of Credit Agreement (the "Original LOC Agreement") dated September 1, 2013, as amended, up to a total amount of USD$50,000 for the purposes of providing Company with working capital, as needed from time to time, as set forth in the executed Promissory Note (the "Original Myers Note") dated on even date therewith, in the original amount of USD $50,000 (collectively referred to as the "Original Agreements"), whereby Myers would no longer extend any funds to the Company, pursuant to the terms of the Original Agreements, in exchange for the issuance of an amended and restated convertible redeemable note (the "Amended and Restated Note") in the principal amount of $175,000.00, at ten percent (10%) interest per annum commencing on January 1, 2016 (the "Effective Date"), due and payable to Myers by Company in seven (7) separate equal quarterly payments of Twenty-Fifty Thousand Dollars (USD $25,000), plus accrued interest to date, due on the first day of each quarter beginning on the date of the first quarter following the date of execution of this Note (each a "Maturity Date"), convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, subject to aggregate conversion limitations of 4.99% and other terms and conditions set forth therein.

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In addition, each of the agreements contains customary representations and warranties provisions.

The foregoing description of the Sixth Amendment and Amended and Restated Note are qualified in its entirety by reference to the Sixth Amendment and Amended and Restated Note filed as Exhibit 10.70 to this report and incorporated herein by reference.

First Amendment to Settlement Agreement

On May 18, 2016, the Company and Birch First Capital Fund LLC ("Birch First Capital") and Birch First Advisors LLC ("Birch Advisors") executed the First Amendment to the Settlement Agreement (the "First Amendment"), pursuant to which the parties mutually agreed to amend and restate the amended and restated convertible debenture (the "Original Amended Note") in the original amount of USD $300,000 (the "Original Amended Note Amount"), the convertible debenture (the "Original New Note") in the original amount of USD $300,000 (the "Original New Note Amount") and the original consulting agreement (the "Original Consulting Agreement") dated on or about July 23, 2015, to reflect the following: (a) the execution of an Amended and Restated Convertible Redeemable Note (the "Amended and Restated Redeemable Note No.1") in the principal amount of USD $400,000, at a rate of ten percent (10%) per annum commencing on July 23, 2015, convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, and other terms and conditions set forth therein, (b) the issuance by Company to Birch First Capital a three-year "cashless" stock purchase warrant (the "Warrant No.1") for the right to purchase a total of 4,000,000 shares of Series B preferred Stock of the Company (the "Preferred Warrant Shares"), at a purchase price of $0.001 per share, on the terms and conditions set forth therein, (c) the execution of an Amended and Restated Convertible Redeemable Note (the "Amended and Restated Redeemable Note No. 2") in the principal amount of USD $300,000, at a rate of ten percent (10%) per annum commencing on July 23, 2015, convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, subject to aggregate conversion limitations of 4.99% and other terms and conditions set forth therein, (d) the execution of an Amended and Restated Consulting Agreement (the "Amended and Restated Consulting Agreement") on the terms and conditions set forth therein, including, but not limited to, for a period of twenty-four (24) months, with consideration payable to Birch Advisors and/or its assigns in cash in the amount of Ten Thousand Dollars ($10,000.00) per month, including, any and all payments set forth Amended and Restated Redeemable Note No.2, and the issuance by the Company to Birch First Advisors and/or assigns a three-year "cashless" stock purchase warrant (the "Warrant No.2") for the right to purchase up to 1,000,000 shares of common stock of the Company (the "Common Warrant Shares") each month a strike price of $0.001 per share (the "Exercise Price"), and (e) the acceptance by the Company of the execution of the Assignment of Amended and Restated Redeemable Note No.2 (hereinafter referred to as the "Assigned Note") between Birch Advisors and Birch First Capital, in which Birch Advisors agreed to assign the ownership interest of Assigned Note to Birch First Capital, on the terms and conditions set forth therein, of which the Company was not a party, however, provided consent at the request of Birch Advisors and Birch First Capital.

In addition, each of the agreements contains customary representations and warranties provisions.

The foregoing description of the First Amendment Agreement, Amended and Restated Redeemable Note No. 1, Warrant No. 1, Amended and Restated Redeemable Note No. 2, Warrant No. 2, and Note Assignment are qualified in its entirety by reference to the First Amendment Agreement, Amended and Restated Redeemable Note No. 1, Warrant No. 1, Amended and Restated Redeemable Note No. 2, Warrant No. 2, and Note Assignment filed as Exhibit 10.71 to this report and incorporated herein by reference.

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Contractor Agreements

On May 18, 2016, the Company and Dr. James G. Ricketts, an individual (and also the Chairman and VP of Investor Relations of the Company) (the "Ricketts") executed an Agreement (the "Ricketts Agreement") for the continued engagement of Ricketts for his continued services to the Company and for such other services, as deemed necessary by the Board of Directors, from time to time, for a period of one year from the date of execution, and renewal for three (3) successive one (1) year terms unless terminated early. The Company agreed to compensate Ricketts in the form of (a) a total of $5,000 per month for the first year, and $10,000 per month for subsequent terms, payable in cash or converted into restricted common stock of the Company, at Ricketts discretion, pursuant to the Company's Stock Option Plan then in effect, (b) the right to participate in future stock options then in effect, and (c) a grant of a total of One Million (1,000,000) shares of Series B Preferred Stock at a per share price of $0.0001, as an inducement to enter into the Ricketts Consulting Agreement, as set forth in Subscription Agreement (the "Ricketts Subscription Agreement"), as described more fully in Item 3.02.

Pursuant to the terms of the Ricketts Agreement, the Company and Ricketts also executed a Board Services Agreement (the "Ricketts Services Agreement"), on even date, in which the Company agreed to pay to theRicketts a fee in an amount equal Ten Thousand Dollars (USD $10,000), payable on a quarterly basis, in the form of cash and/or equity, in the form of shares of restricted common stock of the Company, pursuant to the terms and conditions of the Company's Stock Option Plan effective as of August 27, 2015, and further agreed to provide certain legal protections of Ricketts from certain liabilities of the Company, existing now or in the future, to the fullest extent permitted by applicable law related to his duties under the Service Agreement, pursuant to the terms of the Indemnification Agreement (the "Ricketts Indemnification Agreement"), referenced by exhibit therein, executed on even date therewith.

The foregoing description of the Ricketts Agreement, Ricketts Subscription Agreement, Ricketts Services Agreement and Ricketts Indemnification Agreement are qualified in its entirety by reference to the Ricketts Agreement, Ricketts Subscription Agreement, Ricketts Services Agreement and Ricketts Indemnification Agreement filed as Exhibit 10.72 to this report and incorporated herein by reference.

On May 18, 2016, the Company and Stephen Antol, an individual (and also the Chief Financial Officer of the Company) (the "Antol") executed an Agreement (the "Antol Agreement") for the continued engagement of Antol for his continued services as the Chief Financial Officer of the Company, and also Secretary and Treasurer, and other services to be provided to the Company, as deemed necessary by the Board of Directors, from time to time, for a period of one year from the date of execution, and renewal for three (3) successive one (1) year terms unless terminated early. The Company agreed to compensate Antol in the form of (a) a total of $5,000 per month for the first year, and $10,000 per month for subsequent terms, payable in cash or converted into restricted common stock of the Company, at Antol's discretion, pursuant to the Company's Stock Option Plan then in effect, (b) the right to participate in future stock options then in effect, (c) a grant of a total of One Million (1,000,000) shares of Series B Preferred Stock at a per share price of $0.0001, as an inducement to enter into the Agreement, as set forth in Subscription Agreement (the "Antol Subscription Agreement"), as described more fully in Item 3.02, and (d) the execution of an Indemnification Agreement (the "Antol Indemnification Agreement"), on even date, in which the Company agreed to provide certain legal protections of Antol from certain liabilities of the Company, existing now or in the future, to the fullest extent permitted by applicable law related to his duties under the Antol Agreement.

The foregoing description of the Antol Agreement, Antol Subscription Agreement, and Antol Indemnification Agreement are qualified in its entirety by reference to the Antol Agreement, Antol Subscription Agreement, and Antol Indemnification Agreement filed as Exhibit 10.73 to this report and incorporated herein by reference.

Convertible Redeemable Note for Unpaid Invoices

On May 18, 2016, the Company and JMS Law Group PLLC ("JMS") executed a settlement letter (the "Settlement Letter") in which the parties agreed to settle unpaid invoices for services rendered by JMS to the Company in the amount of $20,000, and further agreed to pay JSM a total of $7,500 for continued services to the Company until July 31, 2016.

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Pursuant to the terms of the Settlement Letter, the Company issued to JMS a six month convertible redeemable note (the "Note") in the principal amount of USD $27,500, at a rate of ten percent (10%) per annum commencing on date of issuance, convertible into shares of the Company's common stock at a conversion price equal to the lesser of $0.01 per share or a a discount of fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, and other customary and standard terms and conditions set forth therein.

The foregoing description of the Settlement Letter and Note are qualified in its entirety by reference to the Settlement Letter and Note filed as Exhibit 10.74 to this report and incorporated herein by reference.

Third Amendment to Securities Purchase Agreement

On May 20, 2016, the Company and H Y H Investments, S.A. ("HYHI") executed the Third Amendment to the Securities Purchase Agreement (the "Third Amendment"), pursuant to which the parties agreed to further clarify and amend and restate certain provisions of the Original Purchase Agreement, First Amendment and Second Amendment (the "Original Purchase Agreement").

Pursuant to the terms of the Third Amendment, the parties mutually agreed to cancel the Original Purchase Agreement dated April 6, 2015, in exchange for a new Joint Venture Agreement (the "Joint Venture") executed on even date therewith, pursuant to which the Company and HYHI agreed to create a joint venture relationship using Elite Data Holdings S.A., a Honduras corporation, a wholly-owned subsidiary of Elite Gaming Ventures LLC, a Florida limited liability company ("EVG"), a wholly-owned subsidiary of the Company, and a distributor license from HYHI and El Mar Muerto Beauty Mineral, S.A., a Honduras corporation ("EMBM") to establish gaming operations (the "Purpose") by distributing and maintaining a total of eighty (80) slot machines in the cities of La Lima, Cortes; eighty (80) slot machines in the cities of Trujillo, Colon; and One Hundred and Sixty (160) slot machines in Roatan in the bay island of Honduras.

Pursuant to the terms of the Joint Venture, HYHI agreed to effect the distributor license (the "License") related to the Purpose, provided that the Company and EVG would be responsible for providing any and all financial and operational resources required to execute on the License granted to the Company, including, but not limited to, the funding for the initial and ongoing operating costs in the minimum amount of Five Hundred Thousand Dollars (USD $500,000) on or before December 31, 2016 (the "Initial Funding").

In addition, the Company and EVG agreed to pay HYHI consideration in the total amount of USD $10,000,000 (the "Total Consideration"), due and payable as follows:

(a) Initial Payment. An initial payment of $100,000, which was paid in the Original Purchase Agreement, as amended,

(b) Convertible Note. A further amendment and restatement of the amended and restated convertible note (the "Original Amended Note"), dated April 6, 2015, in the form of the amended and restated convertible redeemable note (the "Amended and Restated Redeemable Note") to reflect the original issuance date of January 1, 2016 (the "Restated Issuance Date"), and a decrease in the original principal amount from Nine Million Nine Hundred Thousand Dollars (USD $9,900,000) to Four Million Nine Hundred Thousand Dollars (USD $4,900,000) (the "New Principal Amount"), at ten percent (10%) interest per annum, due and payable to HYHI by DEAC as follows: (A) two (2) separate payments of Four Hundred Fifty Thousand Dollars (USD $450,000), plus accrued interest to date, due on July 1, 2016 and October 1, 2016, respectively, for a total of Nine Hundred Thousand Dollars (USD $900,000), and payable in cash or convertible into shares of common stock of DEAC at a conversion price equal to the lesser of $0.01 per share or fifty percent (50%) to the five (5) trading day average closing price immediately preceding the payment date, and (B) the remaining balance of Four Million (USD $4,000,000) payable in cash in a total of eight (8) equal quarterly installments of Five Hundred Thousand Dollars (USD $500,000), plus accrued interest to date, on the first day of each quarter beginning with January 1, 2017 and ending on January 1, 2019, convertible into shares of common stock of DEAC at fifty percent (50%) discount to the five (5) trading day average closing price immediately preceding the payment date, and other terms more fully described in the amended note set forth in the Amended and Restate Redeemable Note.

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(c) Revenue Share Plan. A revenue share split of any and all revenues derived from the Joint Venture (the "Revenue Share Plan") on a basis equal to twenty-five percent (25%) to EGV, and seventy-five percent (75%) to HYHI until such time as HYHI has received payment in full of the Total Consideration, and thereafter one hundred percent (100%) of the revenues shall be paid to EVG, for the term of this Agreement. Notwithstanding anything herein to the contrary, EVG shall be required to pay HYHI certain minimum licensing fee payments (the "Minimum Licensing Fee Payments") in the amount of Two Hundred Fifty Thousand Dollars (USD $250,000.00) due and payable to HYHI on or before 31st day of each quarter, beginning on January 1, 2017, if the total amount paid to HYHI in the then prior quarter from the seventy-five percent (75%) revenue split does not exceed that amount. In the event DEAC and EGV is unable to make the Minimum Licensing Fee Payments in full when due, DEAC shall pay HYHI the amounts owed in the form of the issuance of a new convertible redeemable note (the "Licensing Redeemable Note") for each such occurrence, in the form and on the same terms and Maturity Date as set forth in the Amended and Restated Redeemable Note.

The Joint Venture also included the option of the Company and EVG to acquire the ownership of EMBM and License directly, within thirty (30) days of the date payment in full of the Total Consideration is made to HYHI pursuant to the Agreement, at which time, EVG and Company would have the right to exercise an option (the "Option") to acquire one hundred percent (100%) of EMBM, including, but not limited to, any and all assets (e.g. gaming licenses, etc.), and liabilities required to continue the gaming operation set forth by the Joint Venture, for a purchase price of (USD $10.00) (the "Option Payment"), paid by the Company to HYHI. Upon receipt by HYHI of a written notice to exercise the Option and the Option Payment from EVG or Company, HYHI would execute any and all documents necessary to effect the assignment and transfer (the "EMBM Assignment") of one hundred percent (100%) of EMBM, including, but not limited to, any and all assets and liabilities required to continue the gaming operation set forth by the Joint Venture, to the Company, free of any encumbrances, liens, or other third party claims related to the DEAC and EGV, except for the obligations incurred from and remaining in the Joint Venture after the Assignment.

In the event of a termination, or if the Company is unable to provide the Initial Funding when due, or for a period not to exceed ninety (90) days in each monthly instance, the financial and operational resources needed to maintain the operations of the Company for its intended Purpose in an amount not less than Twenty-Five Dollars (USD $25,000) per month, less any revenues generated during such period, HYHI shall have the right to cancel the Joint Venture in writing, thus terminating any further obligations of the parties to this Agreement (the "Termination"), including the cancellation of any further Minimum Licensing Fee Payments and the combined total of any outstanding amounts owed by DEAC, in excess of One Million Dollars (USD$1,000,000.00), on the Amended and Restated Redeemable Note and all other Licensing Redeemable Notes, issued to HYHI which have not been converted, or otherwise assigned, sold or transferred by HYHI to one or more other parties prior to such Termination date.

The foregoing description of the Third Amendment, Joint Venture Agreement, and Amended and Restated Redeemable Note are qualified in its entirety by reference to the Third Amendment, Joint Venture Agreement, and Amended and Restated Redeemable Note filed as Exhibit 10.75 to this report and incorporated herein by reference.

Assignments to Elite Data Marketing LLC

As set forth in Item 8.01 the Company formed Elite Data Marketing LLC. On May 20, 2016, the Company executed an Assignment of Ownership Interest with its newly formed subsidiary, Elite Data Marketing LLC, pursuant to which the Company assigned and transferred (A) a certain amount of Company's ownership interest held in www.classifiedride.com, an online classified listing website (the "ClassifiedRide"), equal to an aggregate total of one hundred percent (100%) of the ownership interest of the ClassifiedRide asset (the "ClassifiedRide Asset"), acquired by the Company from Baker Myers, on or about January 13, 2014, and (B) a certain amount of Company's ownership interest in Autoglance LLC, a Tennessee limited liability company (the "Autoglance"), equal to an aggregate total of fifty-one percent (51%) of the units of membership interest (the "Autoglance Units"), including, but not limited to, the majority control over all owned assets of Autoglance, acquired by the Company from Baker Myers, on or about January 15, 2014.

The foregoing description of the Assignment are qualified in its entirety by reference to the Assignment filed as Exhibit 10.76 to this report and incorporated herein by reference.

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Definitive Agreement for the acquisition of a new subsidiary

On May 20, 2016, the Company and the controlling shareholders of Properties of Merit Inc., a Nevada corporation ("POM"), executed a definitive agreement (the "POM Definitive Agreement"), pursuant to which the Company agreed to acquire one hundred percent (100%) of the ownership interest in POM, in the form of three (3) separate closings beginning on or before May 27, 2016, subject to the following terms and conditions:

(a) First Closing. On or before May 27, 2016 (the "First Closing" or "Initial Closing"), the Company would acquire a total of twenty percent (20%) of the ownership interest of POM in a share exchange in which the controlling shareholders of POM would assign and transfer a total of 4,000,000 shares of common stock of POM (the "POM Shares") to the Company in exchange for a total of 100,000 shares of Series B Preferred Stock of the Company (the "New DEAC Shares"), issued by the Company to the controlling shareholders of POM.

In addition, within two (2) business days after the Initial Closing, POM agreed to advance a total of Twenty-Five Thousand Dollars ($25,000) to the Company for the purposes of funding the completion of Company's audit and Form 10K filing with the SEC for the period ending December 31, 2015 (the "Interim Financing"), secured by an executed Convertible Redeemable Note ("POM Note"). Separately, the Company agreed to arrange for initial funding to finance the POM operations in an amount of not less than $250,000, within thirty (30) days after the Initial Closing.

(b) Second Closing. On or before July 1, 2016 (the "Second Closing"), the Company would acquire an additional total of twenty percent (20%) of the ownership interest of POM in a share exchange in which the controlling shareholders of POM would assign and transfer an additional total of 4,000,000 POM Shares to the Company in exchange for an additional 100,000 New DEAC Shares, issued by the Company to the controlling shareholders of POM.

In addition, the the Second Closing would be contingent upon (a) the ability of POM to complete all necessary corporate actions to effect any and all outstanding matters related to POM Permits and POM Rights set forth in the Agreement, including, but not limited to audit financials on POM and any subsidiary acquired or formed by POM after the first Closing (the "Books and Records"), in form acceptable to the Company, and (b) the Company's ability to obtain additional funding to finance the POM operations in an amount of not less than $2.5M and up to $7.5M in the aggregate.

(c) Third Closing. On or before October 1, 2016 (the "Third Closing"), the Company would acquire a total of sixty percent (60%) of the ownership interest of POM remaining in a share exchange in which the controlling shareholders of POM would assign and transfer a total of 12,000,000 POM Shares to the Company in exchange for a total of 19,800,000 New DEAC Shares, issued by the Company to the controlling shareholders of POM.

In addition, the Third Closing would be contingent upon the Company's ability to obtain additional funding to finance the POM operations in an amount of not less than $7.5M (if such total minimum amount was not secured in the Second Closing) and up to $15M in the aggregate.

Notwithstanding the forgoing, the Company's obligations for the financings required in all three (3) closings may be completed in the form of either debt and/or equity or joint venture financing from either (a) Company to POM as inter-company financing to an operating subsidiary, or (b) from one or more third-parties directly into POM.

In the event of a termination of the Definitive Agreement after the First Closing or Second Closing, the Company is required to assign and transfer any and all POM Shares held by the Company back to the controlling shareholders of POM, and POM controlling shareholders is required to assign and transfer any and all New DEAC Shares back to Company. In the event, Company has arranged and completed any of the required financings set forth in the Definitive Agreement, then POM and POM Controlling Shareholders will be required to abide by the terms of the such financings, mutually agreed to as such time, and if such financings were completed directly with Company and not by a third-party, POM and POM controlling shareholders would be responsible for the repayment of such funds advanced by Company as if Company was a third-party investor or lender. POM and POM controlling shareholder mutually agreed in advance to execute any and all necessary documents to effect such financial arrangement with Company if a termination does occur prior to the Third Closing. If no additional financings have occurred prior to the Second Closing and/or Third Closing, POM and POM Shareholders shall not have any further obligations to Company, except as otherwise provided for herein.

The foregoing description of the Definitive Agreement and Note are qualified in its entirety by reference to the Definitive Agreement and Note filed as Exhibit 10.77 to this report and incorporated herein by reference.

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Termination Agreement to Equity Purchase Agreement

On May 24, 2016, the Company and Tarpon Bay Partners LLC ("Tarpon") executed a Termination Agreement (the "Termination Agreement"), in which the parties agreed to cancel the original Equity Purchase Agreement (the "Original Purchase Agreement"), dated July 14, 2015 (except for the original Promissory Notes (the "Original Tarpon Note") which was amended and restated as set forth below), in the original amount of USD $50,000.00, issued by the Company to Tarpon as additional compensation pursuant to Original Purchase Agreement), which gave the Company the right to issue and sell to Tarpon any of the Five Million Dollars ($5,000,000) of the Company's common stock,.

In exchange for the Termination Agreement, the Company agreed to:

(a) amend and restate the terms of the Original Tarpon Note, in the form of the issuance of an amended and restated convertible redeemable note (the "Amended Tarpon Note"), in the principal amount of $50,000.00, at ten percent (10%) interest per annum commencing on July 14, 2015 (the "Effective Date"), to be due and payable to Tarpon by Company in four (4) separate equal quarterly payments of Twelve Thousand Five Hundred Dollars (USD $12,500), plus accrued interest to date, due on the first day of each quarter beginning on July 1, 2016, convertible into shares of the Company's common stock at a conversion price equal to fifty-eight percent (58%) of the lowest trading price for the ten (10) prior trading days, subject to aggregate conversion limitations of 9.99% and other terms and conditions set forth therein, and

(b) execute a new Equity Purchase Agreement (the "New Purchase Agreement"), pursuant to which the Company would have the right to issue and sell to Tarpon a total of Fifteen Million Dollars ($15,000,000) of the Company's common stock, under the same terms as the Original Purchase Agreement, except for no additional compensation in lieu of the Amended Tarpon Note, to be executed on such mutually agreed upon date in the future after the Company is current on all SEC filings and is relisted on the Over-the-Counter (OTC) OTCBB and OTCQB markets.

The foregoing description of the Termination Agreement and Amended Tarpon Note are qualified in its entirety by reference to the Termination Agreement and Amended Tarpon Note filed as Exhibit 10.78 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated herein by reference. The issuance of notes to the respective parties in the forgoing agreements described more fully in Item 1.01 were conducted in reliance of 4(2) the Securities Act of 1933, as amended (the "Securities Act"), in accordance with each of the executed agreements related to the issuance of notes, respectively. The Company relied upon exemption from registration based in part on representations made by each of the parties related to such notes, respectively. To the extent that shares of common stock are issued upon conversion each of the notes, respectively, the Shares will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of each of the notes, respectively, and any resulting issuance of shares of common stock to each of the parties thereto.

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Series B Preferred Stock

The disclosures under Item 1.01, 3.03 and 5.03 are incorporated herein by reference. On May 18, 2016, the Company issued a total of 2,000,000 shares of Series B Preferred Stock to two (2) separate parties in the amount of 1,000,000 shares each to Ricketts and Antol, respectively, pursuant to the executed Ricketts Subscription Agreement and Antol Subscription Agreement. The Series B Preferred shares were offered and sold to the parties in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company based such reliance on certain representations made by each of the parties to the Company including that each of the parties were accredited investors as defined in Rule 501 of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.On May 18, 2016, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Designation") with the Florida Secretary of State designating 100,000,000 shares of Series B Convertible Preferred Stock (the "Convertible Preferred Stock"), par value $0.0001 per share of the Company's previously authorized 250,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

Rank. With respect to the distribution of assets upon liquidation, dissolution or winding up: The Convertible Preferred Stock ranks (i) senior to all "Junior Stock"; and (ii) on a parity, in all respects, with all the "Parity Stock".

Voting Rights. The shares of Convertible Preferred Stock shall be voted at a ratio of 1 to 1,000 with the shares of the Company's common stock, par value $0.0001 (the "Common Stock") as a single class with respect to all matters submitted to the holders of Common Stock at any annual or special meeting of stockholders of the Company. Each holder of one or more shares of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting. Each share of Convertible Preferred Stock shall be entitled to one (1) vote. Any fractional voting rights respect to any holder of Convertible Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one).

Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Stock (including the Common Stock), the holders of shares of Convertible Preferred Stock are entitled to be paid out of the assets of the Company an amount equal to the par value of the Convertible Preferred Stock.

Optional Conversion. Each share of Convertible Preferred Stock is convertible into one thousand (1,000) fully paid and nonassessable shares of Common Stock (the "Conversion Rate"), subject to certain adjustments described below, as follows: (i) during the period commencing after the first anniversary date (the "Quarterly Conversion Period"), each Holder of Convertible Preferred Stock may elect to convert, on each March 31, June 30, September 30 and December 31 occurring during the Quarterly Conversion Period, that number of shares of Convertible Preferred Stock equal to 25% of the total number of shares of Convertible Preferred Stock initially issued to such Holder into fully paid and nonassessable shares of Common Stock; and (ii) after the Quarterly Conversion Period, each Holder may elect to convert all or any portion of its shares of Convertible Preferred Stock then outstanding into fully paid and nonassessable shares of Common Stock.

If the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced, as applicable. Likewise, if the Company combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. In the event of certain issuances of Common Stock or securities convertible into or exercisable for Common Stock at a price per share or conversion price less than $1.00 up to the aggregate of Ten Million and No/100 Dollars (USD $10,000,000.00) in total paid in capital in the form of debt converted to equity or equity into the Corporation from date of this Convertible Preferred Stock designation (a "Dilutive Issuance"), the Company is required to promptly issue additional shares of Convertible Preferred Stock (the "Make Whole Shares") to the holders of the outstanding shares of Convertible Preferred Stock in an aggregate amount equal the number of shares of Convertible Preferred Stock outstanding immediately before such Dilutive Issuance multiplied by a fraction, the numerator of which is the number of shares of Common Stock and the denominator of which is the number of shares of Common Stock outstanding immediately preceding the Dilutive Issuance. Each such holder shall be entitled to receive a pro rata portion of the Make Whole Shares in proportion to the number of shares of Convertible Preferred Stock held by such Holder immediately preceding the Dilutive Issuance. Shares of Convertible Preferred Stock that are converted shall be retired and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Company without designation as to series.

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Except for the optional conversion rights described in the preceding paragraph, the Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Company or other property upon the request of holders thereof. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

Fractional Shares. In the event of a conversion of the Convertible Preferred Stock that results in a fractional interest in a share of the Common Stock or Convertible Preferred Stock to a holder, the Company will pay such fractional interest to the holder in cash equal to the product of the fractional interest the closing bid price of a share of Common Stock on the trading day immediately preceding the date on which shares of Common Stock are issued upon conversion of a share of Convertible Preferred Stock. In the event of the issuance of Make Whole Shares that results in a fractional interest in a share of the Common Stock or Convertible Preferred Stock to a holder, the number of Make Whole Shares issuable to such holder shall be rounded to the nearest whole number (with one-half rounded upward to one).

Restrictive Covenants. At any time following Issue Date and while any shares of Convertible Preferred Stock are outstanding, the Company shall obtain the consent of at least eighty percent (80%) of the holders of the issued and outstanding shares of the Convertible Preferred Stock prior to: (i) electing the members of the Board of Directors; (ii) creating or authorizing the creation of any additional series of capital stock; (iii) increasing the authorized number of shares of Preferred Stock, Common Stock, or authorized amount of any additional series of capital stock; (iv) issue any authorized securities of the Company; (v) creating or authorizing any obligations or other security convertible into shares of Preferred Stock or any other series of capital stock; (vi) amending, altering, or repealing any provision of the Articles of Incorporation or the Company's Bylaws which affects the perspective preferences, qualifications, special or relative rights or privileges of the Convertible Preferred Stock, or adversely affects the Convertible Preferred Stock (or its holders) in a manner differently or disproportionately to other series of the Company's capital stock (or the holders thereof); (vii) liquidating, dissolving or winding-up the affairs of the Company, or effect any "Fundamental Transaction" (as defined in Exhibit 3.1); (viii) effecting any statutory share exchange; or (ix) amending, altering or repealing the provisions of the Convertible Preferred Stock so as to adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock.

The foregoing description of the Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series A Convertible Preferred Stock filed as Exhibit 10.79 to this report and incorporated herein by reference.

Item 8.01 Other Events

Formation of New Subsidiaries

On May 16, 2016, the Company filed two (2) separate Articles of Organization with the Secretary of State of the State of Florida for the formation of two (2) separate limited liability companies; (1) Elite Gaming Ventures LLC, and (2) Elite Data Marketing LLC, both wholly-owned subsidiaries of the Company (the "Subsidiaries") for purposes of effecting certain corporate actions of the Company. Separately, the Company executed two (2) separate Operating Agreements (the "Operating Agreement"), dated May 16, 2016, to set forth the operational governance of each of the Subsidiaries, including, but not limited to, the appointment of Charles Rimlinger (the Company's Chief Executive Officer) as the initial manager, and initial capital of USD$100.00 in each subsidiary.

The foregoing description of the Articles of Organization and Operating Agreements are qualified in its entirety by reference to the Articles of Organization and Operating Agreements filed as Exhibit 10.80 and 10.81 to this report and incorporated herein by reference.

Letter of Withdrawal of S-1 Registration Statement

On May 17, 2016, the Company filed a letter with the Securities and Exchange Commission for the withdrawal of the Form S-1 registration statement filed on September 28, 2015 due to unfavorable market conditions.

The foregoing description of the Letter of Withdrawal is qualified in its entirety by reference to the Letter of Withdrawal submitted.

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Item 9.01 Financials Statements and Exhibits.

Those exhibits marked with an asterisk (*) refer to exhibits filed herewith. The other exhibits are incorporated herein by reference, as indicated in the following list.

Exhibit Number	Description

10.69*

Note and Share Cancellation and Exchange Agreement dated May 18, 2016 by and between Elite Data Services, Inc. and Baker Myers & Associates, LLC, including the Option Agreement and Warrant Agreement referenced by exhibits therein.

10.70*	Sixth Amendment to the Line of Credit Agreement dated May 18, 2016 by and between Elite Data Services, Inc. and Sarah Myers, including the Amended and Restated Note referenced by exhibits therein.

10.71*

First Amendment Agreement dated May 18, 2016 by and between Elite Data Services, Inc. and Birch First Capital Fund LLC and Birch First Advisors LLC, including the Amended and Restated Redeemable Note No. 1, Warrant No. 1, Amended and Restated Redeemable Note No. 2, Warrant No. 2, and Note Assignment referenced by exhibits therein.

10.72*

Independent Contractor Agreement dated May 18, 2016 by and between Elite Data Services, Inc. and Dr. James G. Ricketts, including the Subscription Agreement, Services Agreement and Indemnification Agreement referenced by exhibits therein.

10.73*

Independent Contractor Agreement dated May 18, 2016 by and between Elite Data Services, Inc. and Stephen Antol, including the Subscription Agreement, and Indemnification Agreement referenced by exhibits therein.

10.74*	Settlement Letter dated May 18, 2016 by and between Elite Data Services, Inc. and JMS Law Group PLLC, including the Convertible Redeemable Note referenced by exhibits therein.

10.75*

Third Amendment to the Securities Purchase Agreement dated May 20, 2016 by and between Elite Data Services, Inc. and H Y H Investments, S.A., including the Joint Venture Agreement, and Amended and Restated Redeemable Note referenced by exhibits therein.

10.76*	Assignment of Ownership Interest dated May 20, 2016 by and between Elite Data Services, Inc. and Elite Data Marketing LLC.

10.77*	Definitive Agreement dated May 20, 2016 by and between Elite Data Services, Inc. and Properties of Merit Inc., including the Convertible Redeemable Note referenced by exhibits therein.

10.78*	Termination Agreement dated May 20, 2016 by and between Elite Data Services, Inc. and Tarpon Bay Partners LLC, including the Amended Tarpon Note referenced by exhibits therein.

10.79*	Certificate of D Certificate of Designation of Series B Convertible Preferred Stock dated May 17, 2016 filed with the Secretary of State of the State of Florida.

10.80*	Articles of Organization of Elite Gaming Ventures, LLC dated May 16, 2016 filed with the Secretary of State of the State of Florida, including the Operating Agreement referenced by exhibit therein.

10.81*	Articles of Organization of Elite Data Marketing, LLC dated May 16, 2016 filed with the Secretary of State of the State of Florida, including the Operating Agreement referenced by exhibit therein.

99.1*	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE DATA SERVICES, INC.

Dated: May 24, 2016	By:	/s/ Charles Rimlinger
Charles Rimlinger
Chief Executive Officer

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